Exhibit (99)(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

As of December 31, 2002 and 2001, and
For the Three Years Ended December 31, 2002

INDEPENDENT AUDITORS’ REPORT ON SUPPLEMENTARY
CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors
Wachovia Corporation

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated financial statements of Wachovia Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, and have issued our report thereon dated January 16, 2003. Our unqualified audit report on the consolidated financial statements of Wachovia Corporation and subsidiaries dated January 16, 2003, refers to the fact that effective July 1, 2001, Wachovia Corporation adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. Our report also refers to the fact that, effective January 1, 2002,  Wachovia Corporation adopted the remaining provisions of SFAS No. 142 and adopted the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation, effective for grants made in 2002.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wachovia Corporation and subsidiaries taken as a whole. The accompanying supplementary consolidating financial information as of December 31, 2002 and 2001, and for the three years ended December 31, 2002, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/ KPMG LLP

Charlotte, North Carolina
January 16, 2003

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet

	December 31, 2002

(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated

ASSETS
Cash and due from banks	$12,934	(670)	12,264
Interest-bearing bank balances	547	2,965	3,512
Federal funds sold and securities purchased under resale agreements	3,797	5,363	9,160

Total cash and cash equivalents	17,278	7,658	24,936
Trading account assets	26,479	6,676	33,155
Securities	71,240	4,564	75,804
Loans, net of unearned income	167,905	(4,808)	163,097
Allowance for loan losses	(2,783)	(15)	(2,798)

Loans, net	165,122	(4,823)	160,299
Premises and equipment	3,265	1,638	4,903
Due from customers on acceptances	1,051	—	1,051
Goodwill	9,512	1,368	10,880
Intangible assets	1,789	(235)	1,554
Other assets	23,134	6,123	29,257

Total assets	$318,870	22,969	341,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	30,980	13,660	44,640
Interest-bearing deposits	166,876	(19,998)	146,878

Total deposits	197,856	(6,338)	191,518
Short-term borrowings	32,848	14,245	47,093
Bank acceptances outstanding	1,061	—	1,061
Trading account liabilities	19,866	(2,883)	16,983
Other liabilities	12,802	642	13,444
Long-term debt	23,655	16,007	39,662

Total liabilities	288,088	21,673	309,761

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,069	4,524
Paid-in capital	24,036	(5,966)	18,070
Retained earnings	4,163	3,186	7,349
Accumulated other comprehensive income, net	2,128	7	2,135

Total stockholders’ equity	30,782	1,296	32,078

Total liabilities and stockholders’ equity	$318,870	22,969	341,839

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet

	December 31, 2001

(In millions)	FUNB(a)	WBNA(a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated

ASSETS
Cash and due from banks	$10,660	3,765	14,425	(508)	13,917
Interest-bearing bank balances	6,638	651	7,289	(414)	6,875
Federal funds sold and securities purchased under resale agreements	5,188	167	5,355	8,564	13,919

Total cash and cash equivalents	22,486	4,583	27,069	7,642	34,711
Trading account assets	19,071	722	19,793	5,593	25,386
Securities	47,596	7,419	55,015	3,452	58,467
Loans, net of unearned income	123,754	46,997	170,751	(6,950)	163,801
Allowance for loan losses	(2,222)	(756)	(2,978)	(17)	(2,995)

Loans, net	121,532	46,241	167,773	(6,967)	160,806
Premises and equipment	2,628	921	3,549	2,170	5,719
Due from customers on acceptances	732	13	745	—	745
Goodwill	2,253	6,973	9,226	1,390	10,616
Intangible assets	336	2,018	2,354	(198)	2,156
Other assets	16,151	2,665	18,816	13,030	31,846

Total assets	$232,785	71,555	304,340	26,112	330,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	24,578	9,947	34,525	8,939	43,464
Interest-bearing deposits	123,171	36,364	159,535	(15,546)	143,989

Total deposits	147,749	46,311	194,060	(6,607)	187,453
Short-term borrowings	27,762	3,812	31,574	12,811	44,385
Bank acceptances outstanding	749	13	762	—	762
Trading account liabilities	15,559	634	16,193	(4,756)	11,437
Other liabilities	10,172	1,453	11,625	4,602	16,227
Long-term debt	14,661	5,661	20,322	21,411	41,733

Total liabilities	216,652	57,884	274,536	27,461	301,997

STOCKHOLDERS’ EQUITY
Preferred stock	161	—	161	(144)	17
Common stock	455	53	508	4,031	4,539
Paid-in capital	13,302	13,345	26,647	(8,736)	17,911
Retained earnings	1,847	210	2,057	3,494	5,551
Accumulated other comprehensive income, net	368	63	431	6	437

Total stockholders’ equity	16,133	13,671	29,804	(1,349)	28,455

Total liabilities and stockholders’ equity	$232,785	71,555	304,340	26,112	330,452

(a)   “FUNB” refers to First Union National Bank, “WBNA” refers to the former Wachovia Bank, National Association.

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement

	Year Ended December 31, 2002

(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated

INTEREST INCOME
Interest and fees on loans	$10,533	(237)	10,296
Interest and dividends on securities	3,516	159	3,675
Trading account interest	391	274	665
Other interest income	250	700	950

Total interest income	14,690	896	15,586

INTEREST EXPENSE
Interest on deposits	3,491	(61)	3,430
Interest on borrowings	1,611	722	2,333

Total interest expense	5,102	661	5,763

Net interest income	9,588	235	9,823
Provision for loan losses	1,451	28	1,479

Net interest income after provision for loan losses	8,137	207	8,344

FEE AND OTHER INCOME
Service charges and fees	1,988	655	2,643
Commissions	795	1,081	1,876
Fiduciary and asset management fees	658	1,151	1,809
Principal investing	(177)	(89)	(266)
Other income	2,773	(830)	1,943

Total fee and other income	6,037	1,968	8,005

NONINTEREST EXPENSE
Salaries and employee benefits	4,218	2,379	6,597
Occupancy and equipment	1,366	366	1,732
Goodwill and other intangible amortization	626	2	628
Sundry expense	3,476	(751)	2,725

Total noninterest expense	9,686	1,996	11,682

Income before income taxes	4,488	179	4,667
Income taxes	999	89	1,088

Net income	3,489	90	3,579
Dividends on preferred stock	—	19	19

Net income available to common stockholders	$3,489	71	3,560

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement

	Year Ended December 31, 2001

(in millions)	FUNB(a)	WBNA(a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated

INTEREST INCOME
Interest and fees on loans	$9,856	3,905	13,761	(3,224)	10,537
Interest and dividends on securities	3,254	450	3,704	(170)	3,534
Trading account interest	505	3	508	252	760
Other interest income	311	43	354	915	1,269

Total interest income	13,926	4,401	18,327	(2,227)	16,100

INTEREST EXPENSE
Interest on deposits	4,600	1,361	5,961	(1,217)	4,744
Interest on borrowings	2,461	616	3,077	504	3,581

Total interest expense	7,061	1,977	9,038	(713)	8,325

Net interest income	6,865	2,424	9,289	(1,514)	7,775
Provision for loan losses	1,767	638	2,405	(458)	1,947

Net interest income after provision for loan losses	5,098	1,786	6,884	(1,056)	5,828

FEE AND OTHER INCOME
Service charges and fees	1,476	495	1,971	196	2,167
Commissions	577	142	719	849	1,568
Fiduciary and asset management fees	564	213	777	866	1,643
Principal investing	(351)	(4)	(355)	(352)	(707)
Other income	1,872	967	2,839	(1,214)	1,625

Total fee and other income	4,138	1,813	5,951	345	6,296

NONINTEREST EXPENSE
Salaries and employee benefits	3,146	1,098	4,244	1,566	5,810
Occupancy and equipment	1,123	303	1,426	183	1,609
Goodwill and other intangible amortization	240	272	512	11	523
Sundry expense	2,528	929	3,457	(1,568)	1,889

Total noninterest expense	7,037	2,602	9,639	192	9,831

Income before income taxes	2,199	997	3,196	(903)	2,293
Income taxes	564	350	914	(240)	674

Net income	1,635	647	2,282	(663)	1,619
Dividends on preferred stock	—	—	—	6	6

Net income available to common stockholders	$1,635	647	2,282	(669)	1,613

(a)  “FUNB” refers to First Union National Bank, “WBNA” refers to the former Wachovia Bank, National Association.

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement

	Year Ended December 31, 2000

(In millions)	FUNB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated

INTEREST INCOME
Interest and fees on loans	$11,840	(594)	11,246
Interest and dividends on securities	3,784	119	3,903
Trading account interest	417	403	820
Other interest income	225	1,340	1,565

Total interest income	16,266	1,268	17,534

INTEREST EXPENSE
Interest on deposits	5,471	(202)	5,269
Interest on borrowings	3,357	1,471	4,828

Total interest expense	8,828	1,269	10,097

Net interest income	7,438	(1)	7,437
Provision for loan losses	1,057	679	1,736

Net interest income after provision for loan losses	6,381	(680)	5,701

FEE AND OTHER INCOME
Service charges and fees	1,290	630	1,920
Fiduciary and asset management fees	1,017	494	1,511
Other income	1,620	1,661	3,281

Total fee and other income	3,927	2,785	6,712

NONINTEREST EXPENSE
Salaries and employee benefits	3,132	2,527	5,659
Occupancy and equipment	1,130	362	1,492
Sundry expense	5,559	(1,000)	4,559

Total noninterest expense	9,821	1,889	11,710

Income before income taxes and cumulative effect of a change in accounting principle	487	216	703
Income taxes	428	137	565

Income before cumulative effect of a change in accounting principle	59	79	138
Cumulative effect of a change in the accounting for beneficial interests, net of income taxes	(46)	—	(46)

Net income	$13	79	92

(a)  “FUNB” refers to First Union National Bank.

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in
Stockholders’ Equity

	Year Ended December 31, 2002

(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated

PREFERRED STOCK
Balance, December 31, 2001	$161	(144)	17
Changes incident to business combinations	(161)	161	—
Cash dividends	—	(17)	(17)

Balance, December 31, 2002	—	—	—

COMMON STOCK
Balance, December 31, 2001	455	4,084	4,539
Purchases of common stock	—	(51)	(51)
Common stock issued for
Stock options and restricted stock	—	31	31
Acquisitions	—	5	5

Balance, December 31, 2002	455	4,069	4,524

PAID-IN CAPITAL
Balance, December 31, 2001	13,302	4,609	17,911
Purchases of common stock	—	(210)	(210)
Common stock issued for
Stock options and restricted stock	—	177	177
Acquisitions	10,734	(10,688)	46
Deferred compensation, net	—	146	146

Balance, December 31, 2002	24,036	(5,966)	18,070

RETAINED EARNINGS
Balance, December 31, 2001	1,847	3,704	5,551
Net income	3,489	90	3,579
Purchases of common stock	—	(413)	(413)
Changes incident to business combinations	206	(206)	—
Cash dividends	(1,379)	11	(1,368)

Balance, December 31, 2002	4,163	3,186	7,349

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2001	368	69	437
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	1,760	(62)	1,698

Balance, December 31, 2002	2,128	7	2,135

Total Stockholders’ Equity December 31, 2002	$30,782	1,296	32,078

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in
Stockholders’ Equity

	Year Ended December 31, 2001

(In millions)	FUNB(a)	WBNA(a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated

PREFERRED STOCK
Balance, December 31, 2000	$161	—	161	(161)	—
Preferred shares issued	—	—	—	23	23
Cash dividends	—	—	—	(6)	(6)

Balance, December 31, 2001	161	—	161	(144)	17

COMMON STOCK
Balance, December 31, 2000	455	51	506	2,761	3,267
Purchases of common stock	—	—	—	(103)	(103)
Common stock issued for
Stock options and restricted stock	—	—	—	11	11
Dividend reinvestment plan	—	—	—	6	6
Acquisitions	—	—	—	1,358	1,358
Other	—	2	2	(2)	—

Balance, December 31, 2001	455	53	508	4,031	4,539

PAID-IN CAPITAL
Balance, December 31, 2000	13,306	2,305	15,611	(9,339)	6,272
Purchases of common stock	—	—	—	(124)	(124)
Common stock issued for
Stock options and restricted stock	—	—	—	81	81
Dividend reinvestment plan	—	—	—	52	52
Acquisitions	—	—	—	11,453	11,453
Stock options issued in acquisition	—	—	—	187	187
Changes incident to business combinations	(4)	11,040	11,036	(11,036)	—
Deferred compensation, net	—	—	—	(10)	(10)

Balance, December 31, 2001	13,302	13,345	26,647	(8,736)	17,911

RETAINED EARNINGS
Balance, December 31, 2000	1,467	4,192	5,659	362	6,021
Net income	1,635	647	2,282	(663)	1,619
Purchases of common stock	—	—	—	(1,057)	(1,057)
Changes incident to business combinations	(5)	(4,629)	(4,634)	4,634	—
Cash dividends	(1,250)	—	(1,250)	218	(1,032)

Balance, December 31, 2001	1,847	210	2,057	3,494	5,551

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2000	(185)	31	(154)	(59)	(213)
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	553	32	585	65	650

Balance, December 31, 2001	368	63	431	6	437

Total Stockholders’ Equity December 31, 2001	$16,133	13,671	29,804	(1,349)	28,455

(a)  “FUNB” refers to First Union National Bank, “WBNA” refers to the former Wachovia Bank, National Association.

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in
Stockholders’ Equity

	Year Ended December 31, 2000

(In millions)	FUNB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated

PREFERRED STOCK
Balance, December 31, 1999 and December 31, 2000	$161	(161)	—

COMMON STOCK
Balance, December 31, 1999	455	2,839	3,294
Purchases of common stock	—	(63)	(63)
Common stock issued for
Stock options and restricted stock	—	23	23
Dividend reinvestment plan	—	9	9
Acquisitions	—	4	4

Balance, December 31, 2000	455	2,812	3,267

PAID-IN CAPITAL
Balance, December 31, 1999	13,306	(7,326)	5,980
Purchases of common stock	—	(79)	(79)
Common stock issued for
Stock options and restricted stock	—	131	131
Dividend reinvestment plan	—	68	68
Acquisitions	—	30	30
Deferred compensation, net	—	142	142

Balance, December 31, 2000	13,306	(7,034)	6,272

RETAINED EARNINGS
Balance, December 31, 1999	4,188	4,177	8,365
Net income	13	79	92
Purchases of common stock	—	(548)	(548)
Changes incident to business combinations	(234)	234	—
Cash dividends	(2,500)	612	(1,888)

Balance, December 31, 2000	1,467	4,554	6,021

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 1999	(975)	45	(930)
Net unrealized gain on debt and equity securities, net of reclassification adjustment	790	(73)	717

Balance, December 31, 2000	(185)	(28)	(213)

Total Stockholders’ Equity December 31, 2000	$15,204	143	15,347

(a)  “FUNB” refers to First Union National Bank.

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows

	Year Ended December 31, 2002

(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated

OPERATING ACTIVITIES
Net income	$3,489	90	3,579
Adjustments to reconcile net income to net cash provided (used by operating activities)
Accretion and amortization of securities discounts and premiums, net	60	(1)	59
Provision for loan losses	1,451	28	1,479
Securitization gains	(206)	(204)	(410)
Gain on sale of mortgage servicing rights	(5)	(60)	(65)
Securities transactions	(265)	96	(169)
Depreciation and other intangible amortization	1,258	353	1,611
Deferred income taxes	1,083	(15)	1,068
Trading account assets, net	(6,686)	(1,083)	(7,769)
Mortgage loans held for resale	(299)	—	(299)
(Gain) loss on sales of premises and equipment	17	(5)	12
Contribution to qualified pension plan	(703)	—	(703)
Other assets, net	(2,665)	4,434	1,769
Trading account liabilities, net	3,673	1,873	5,546
Other liabilities, net	1,371	(6,575)	(5,204)

Net cash provided (used) by operating activities	1,573	(1,069)	504

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	29,014	1,165	30,179
Maturities of securities	15,862	1,695	17,557
Purchases of securities	(52,763)	(3,773)	(56,536)
Origination of loans, net	(5,007)	1,819	(3,188)
Sales of premises and equipment	358	392	750
Purchases of premises and equipment	(723)	3	(720)
Goodwill and other intangible assets	(347)	193	(154)
Purchase of bank-owned separate account life insurance	(804)	—	(804)
Cash equivalents acquired, net of purchases of banking organizations	—	(81)	(81)

Net cash provided (used) by investing activities	(14,410)	1,413	(12,997)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	3,796	269	4,065
Securities sold under repurchase agreements and other short-term borrowings, net	4,755	(2,047)	2,708
Issuances of long-term debt	5,518	—	5,518
Payments of long-term debt	(6,644)	(945)	(7,589)
Issuances of common stock	—	75	75
Purchases of common stock	—	(674)	(674)
Excess capital returned to Parent Company	(3,000)	3,000	—
Cash dividends paid	(1,379)	(6)	(1,385)

Net cash provided (used) by financing activities	3,046	(328)	2,718

Increase (decrease) in cash and cash equivalents	(9,791)	16	(9,775)
Cash and cash equivalents, beginning of year	27,069	7,642	34,711

Cash and cash equivalents, end of year	$17,278	7,658	24,936

CASH PAID FOR
Interest	$5,482	585	6,067
Income taxes	414	154	568
NONCASH ITEMS
Transfer to securities from loans	6,413	(2,246)	4,167
Transfer to securities from other assets	—	2,246	2,246
Transfer to other assets from loans, net	—	(1,553)	(1,553)
Issuance of common stock for purchase accounting merger	$—	51	51

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows

	Year Ended December 31, 2001

(In millions)	FUNB(a)	WBNA(a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated

OPERATING ACTIVITIES
Net income	$1,635	647	2,282	(663)	1,619
Adjustments to reconcile net income to net cash provided (used) by operating activities
Cumulative effect of a change in accounting principle	3	—	3	(3)	—
Accretion and amortization of securities discounts and premiums, net	177	—	177	1	178
Provision for loan losses	1,767	638	2,405	(458)	1,947
Securitization gains	(20)	—	(20)	(262)	(282)
(Gain) loss on sale of mortgage servicing rights	—	—	—	(86)	(86)
Securities transactions	(38)	(87)	(125)	192	67
Depreciation, goodwill and other amortization	1,363	575	1,938	(549)	1,389
Deferred income taxes	58	—	58	(22)	36
Trading account assets, net	(2,694)	(347)	(3,041)	219	(2,822)
Mortgage loans held for resale	(1,311)	—	(1,311)	—	(1,311)
(Gain) loss on sales of premises and equipment	11	(3)	8	(3)	5
Other assets, net	(1,383)	(23)	(1,406)	2,843	1,437
Trading account liabilities, net	5,640	308	5,948	(1,986)	3,962
Other liabilities, net	697	500	1,197	(49)	1,148

Net cash provided (used) by operating activities	5,905	2,208	8,113	(826)	7,287

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	11,818	1,045	12,863	643	13,506
Maturities of securities	8,746	—	8,746	80	8,826
Purchases of securities	(15,990)	—	(15,990)	(2,639)	(18,629)
Origination of loans, net	1,599	4,873	6,472	(2,349)	4,123
Sales of premises and equipment	155	—	155	—	155
Purchases of premises and equipment	(1,068)	(408)	(1,476)	953	(523)
Goodwill and other intangible assets, net	(38)	(1,929)	(1,967)	1,852	(115)
Purchase of bank-owned separate account life insurance	(284)	—	(284)	—	(284)
Cash equivalents acquired, net of purchase acquisitions	—	—	—	3,591	3,591

Net cash provided by investing activities	4,938	3,581	8,519	2,131	10,650

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases (sales) of deposits, net	783	120	903	736	1,639
Securities sold under repurchase agreements and other short-term borrowings, net	(8,137)	(5,332)	(13,469)	10,300	(3,169)
Issuances of long-term debt	7,435	—	7,435	1,903	9,338
Payments of long-term debt	(6,457)	(320)	(6,777)	(6,299)	(13,076)
Issuances of preferred shares	—	—	—	23	23
Issuances of common stock	—	—	—	(44)	(44)
Purchases of common stock	—	—	—	(1,284)	(1,284)
Cash dividends paid	(1,250)	—	(1,250)	212	(1,038)

Net cash provided (used) by financing activities	(7,626)	(5,532)	(13,158)	5,547	(7,611)

Increase in cash and cash equivalents	3,217	257	3,474	6,852	10,326
Cash and cash equivalents, beginning of year	19,269	4,326	23,595	790	24,385

Cash and cash equivalents, end of year	$22,486	4,583	27,069	7,642	34,711

CASH PAID FOR
Interest	$7,609	1,778	9,387	(635)	8,752
Income taxes	672	—	672	—	672
NONCASH ITEMS
Transfer to securities from loans	3,025	—	3,025	—	3,025
Transfer to securities from other assets	908	—	908	—	908
Transfer to other assets from trading account assets	201	—	201	—	201
Transfer to other assets from loans, net	1,643	—	1,643	—	1,643
Issuance of common stock for purchase accounting merger	$—	—	—	12,998	12,998

(a)  “FUNB” refers to First Union National Bank, “WBNA” refers to the former Wachovia Bank, National Association.

See accompanying  Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows

	Year Ended December 31, 2000

(In millions)	FUNB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated

OPERATING ACTIVITIES
Net income	$13	79	92
Adjustments to reconcile net income to net cash provided (used) by operating activities
Cumulative effect of a change in accounting principle	46	—	46
Accretion and amortization of securities discounts and premiums, net	261	3	264
Provision for loan losses	1,057	679	1,736
Securitization gains	(265)	—	(265)
(Gain) loss on sale of mortgage servicing rights	—	2	2
Securities transactions	1,121	4	1,125
Depreciation, goodwill and other amortization	1,146	107	1,253
Goodwill impairments	1,754	—	1,754
Deferred income taxes	85	6	91
Trading account assets, net	(7,890)	1,206	(6,684)
Mortgage loans held for resale	381	—	381
(Gain) loss on sales of premises and equipment	(18)	—	(18)
(Gain) on sales of credit card and mortgage servicing portfolios	(969)	(39)	(1,008)
Other assets, net	8,112	(6,728)	1,384
Trading account liabilities, net	4,223	(317)	3,906
Other liabilities, net	1,498	2,340	3,838

Net cash provided (used) by operating activities	10,555	(2,658)	7,897

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	15,355	1,033	16,388
Maturities of securities	3,345	68	3,413
Purchases of securities	(7,386)	(975)	(8,361)
Origination of loans, net	(11,614)	2,280	(9,334)
Sales of premises and equipment	377	21	398
Purchases of premises and equipment	(865)	(19)	(884)
Goodwill and other intangible assets, net	177	(217)	(40)
Purchase of bank-owned separate account life insurance	(135)	—	(135)
Cash equivalents acquired, net of purchase acquisitions	—	3	3

Net cash provided (used) by investing activities	(746)	2,194	1,448

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases (sales) of deposits, net	2,332	(711)	1,621
Securities sold under repurchase agreements and other short-term borrowings, net	(5,365)	(5,296)	(10,661)
Issuances of long-term debt	14,672	2,819	17,491
Payments of long-term debt	(12,949)	(713)	(13,662)
Issuances of preferred shares	—	—	—
Issuances of common stock	—	152	152
Purchases of common stock	—	(690)	(690)
Cash dividends paid	(2,500)	612	(1,888)

Net cash used by financing activities	(3,810)	(3,827)	(7,637)

Increase (decrease) in cash and cash equivalents	5,999	(4,291)	1,708
Cash and cash equivalents, beginning of year	13,270	9,407	22,677

Cash and cash equivalents, end of year	$19,269	5,116	24,385

CASH PAID FOR
Interest	$8,587	1,172	9,759
Income taxes	76	127	203
NONCASH ITEMS
Transfer to securities from loans	9,342	—	9,342
Transfer to other assets from securities	1,335	—	1,335
Transfer to other assets from loans, net	7,901	—	7,901
Issuance of common stock for purchase accounting merger	$—	34	34

(a)  “FUNB” refers to First Union National Bank.

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.